EXHIBIT 11.01

                       STATEMENT REGARDING COMPUTATION OF
                               NET LOSS PER SHARE
                      (In thousands, except per share data)

                                                     Years Ended June 30,
                                               --------------------------------
                                                 1999        1998       1997
                                               --------    --------    --------
Net loss                                       $ (1,762)   $ (2,913)   $(28,425)
                                               ========    ========    ========
Weighted average common shares outstanding       14,720      14,554      14,529
                                               ========    ========    ========
  Basic net loss per share (1)                 $   (.12)   $   (.20)   $  (1.96)
                                               ========    ========    ========

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(1) Basic and diluted net loss per share is the same.

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